                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

         [ ]  Preliminary proxy statement                                     [ ] Confidential, for Use of the Commission Only
         [X]  Definitive proxy statement                                          (as permitted by Rule 14a-6(e)(2) )
         [ ]  Definitive additional materials
         [ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             WALL STREET DELI, INC.
                (Name of registrant as Specified in Its Charter)

                                   REGISTRANT
                   (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)  Amount previously paid:
         (2) Form, schedule or registration statement no.:
         (3) Filing party:
         (4) Date filed:

Wall Street Deli, Inc.
One Independence Plaza
Suite 100
Birmingham, Alabama 35209
(205)870-0020
Fax: (205)868-0860



                                October 17, 2000


Dear Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders, which will be held this year at 11:00 a.m. on Friday, November 17, 2000, in the Board of Directors Meeting Room on the mezzanine floor of AmSouth Bank of Alabama, at the AmSouth-Sonat Building located at Fifth Avenue North and Twentieth Street, Birmingham, Alabama.

         Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Meeting and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

         It is important that your shares be represented at the meeting. Whether you plan to attend or not, we hope that you will complete and return your Proxy in the enclosed envelope as promptly as possible.

         We look forward to seeing you.

                                          Yours very truly,


                                          /s/  Jeffrey V. Kaufman
                                          --------------------------------------
                                          Jeffrey V. Kaufman
                                          President and Chief Executive Officer

                             WALL STREET DELI, INC.
                        ONE INDEPENDENCE PLAZA, SUITE 100
                            BIRMINGHAM, ALABAMA 35209
                                 (205) 870-0020

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                November 17, 2000

         The Annual Meeting of Shareholders of WALL STREET DELI, INC., a Delaware corporation (the "Company"), will be held in the Board of Directors Meeting Room on the mezzanine floor of AmSouth Bank of Alabama, at the AmSouth-Sonat Building located at Fifth Avenue North and Twentieth Street, Birmingham, Alabama, on Friday, November 17, 2000 at 11:00 a.m. Central Standard Time.

         At the Annual Meeting shareholders will consider and act upon the following matters:

         1. The election of six directors, each director to hold office until his successor is elected and qualified;

         2. Approval of a new plan allowing non-employee directors to purchase Company stock in lieu of cash directors' fees;

         3. Approval of a new stock option plan for non-employee directors;

         4. The ratification of authorization for the Audit Committee to select the Company's independent auditors; and

         5. The transaction of such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on October 9, 2000 as the record date for the determination of shareholders entitled to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting.

                                        By Order of the Board of Directors

                                        /s/  Alan V. Kaufman
                                        ---------------------------------------
                                        ALAN V. KAUFMAN
                                        Chairman of the Board

WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING AND TO ASSURE A QUORUM. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DETERMINE TO ATTEND THE MEETING.

                             WALL STREET DELI, INC.
                        One Independence Plaza, Suite 100
                            Birmingham, Alabama 35209

                                   ----------

                                 PROXY STATEMENT

         The following information is furnished in connection with the solicitation of proxies by the Board of Directors of Wall Street Deli, Inc. (the "Company"), to be voted at the Annual Meeting of shareholders to be held on November 17, 2000. A copy of the Annual Report of the Company for the fiscal year ended July 1, 2000, and a form of proxy for use at the meeting are enclosed with this Proxy Statement. It is anticipated that this Proxy Statement and the enclosed proxy will be first mailed to shareholders on or about October 17, 2000.

                               GENERAL INFORMATION
PROXY

         Shareholders are requested to execute and return the enclosed proxy in the accompanying envelope. The proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company. Proxies which are returned properly executed, and not revoked, will be voted in accordance with the shareholders' directions as specified on the proxy. Where no direction is specified, proxies will be voted FOR each of the nominees for directors, and each of the proposals submitted. On any other matters that may properly come before the meeting, proxies will be voted by the persons named in the proxy in accordance with their best judgment.

RECORD DATE AND VOTING SECURITIES

         Shareholders of record at the close of business on October 9, 2000, are entitled to notice of, and to vote at, the Annual Meeting. As of October 9, 2000, there were 2,908,477 shares of the Company's common stock issued and outstanding, and entitled to vote. The holders of common stock, the only class of voting stock of the Company outstanding, are entitled to one vote per share, exercisable in person or by proxy, for the election of directors and all other matters.

         A majority of the outstanding shares entitled to vote is necessary to provide a quorum at this meeting. The election of each director requires a plurality of votes cast at the meeting, Proposals number 2 and 3, the proposals to adopt the Non-Employee Directors Stock Purchase Plan and the Stock Option Plan for Non-Employee Directors, respectively, require the affirmative vote of a majority of the shares present at the meeting in person or by proxy, and ratification of auditors requires the affirmative vote of a majority of the votes cast at the meeting.

         Proxies marked as abstentions or as broker non-votes will be treated as shares present for purposes of determining whether a quorum is present. Broker non-votes (that is, shares held in "street" name for which proxies have been designated as not voted) will not be counted as votes cast. An abstention or a proxy instructing that a vote be withheld is considered a negative vote.

EXPENSES OF SOLICITATION

         The cost of soliciting proxies is paid by the Company. Solicitation is being made principally by mail; in addition, certain officers and directors of the Company and persons acting under their instructions may also solicit proxies on behalf of management by telephone or in person. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's stock. The cost of additional solicitation, if any, and such related expenses is not expected to be material.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of October 1, 2000, information with respect to the Company's common stock owned beneficially by each director, each nominee for election as a director, each executive officer, by all executive officers and directors as a group, and by each person known by the Company to be a beneficial owner of more than five percent of the issued and outstanding common stock of the Company.

                                                                               Amount and
                                                                                Nature of           Percentage
   Name and Address of                                                         Beneficial           of Common
    Beneficial Owner                                                          Ownership(1)            Stock
   -------------------                                                        ------------          ----------
Alan V. Kaufman                                                                 307,212(2)              10.4%
Chairman and Nominee
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

Robert G. Barrow                                                                226,800(3)               7.1%
Vice Chairman and Nominee
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

Jeffrey V. Kaufman                                                               43,424(4)               1.5%
President, Chief Executive Officer,
Director and Nominee
One Independence Plaza, Suite 100
Birmingham, Alabama 35209

Howard J. Cannon                                                                    -0-                    *
Chief Operating Officer
One Independence Plaza, Suite 100
Birmingham, Alabama  35209

Thomas J. Sandeman                                                                  -0-                    *
Chief Financial Officer
One Independence Plaza, Suite 100
Birmingham, Alabama  35209

                                                                               Amount and
                                                                                Nature of           Percentage
   Name and Address of                                                         Beneficial           of Common
    Beneficial Owner                                                          Ownership(1)            Stock
   -------------------                                                        ------------          ----------
Paul M.  Hazlinger                                                                 -0-                    *
Vice President, Business Development
One Independence Plaza, Suite 100
Birmingham, Alabama  35209

Aaron Beam, Jr.                                                                 20,000(5)                 *
Director and Nominee
5182 Greystone Way
Birmingham, Alabama  35242

William M. Byrne                                                                33,000(5)               1.1%
Director and Nominee
2701 South Minnesota
Sioux Falls, South Dakota  57105

Jake L. Netterville                                                             47,750(5)               1.6%
Director and Nominee
8550 United Plaza Boulevard
Baton Rouge, Louisiana 70809

Estate of Joe Lee Griffin, Jr.                                                 276,828(6)               9.4%
Post Office Box 55765
Birmingham, Alabama 35255

Dimensional Fund Advisors, Inc.                                                179,000(7)               6.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

All directors and executive officers as a group                                669,186(8)              22.5%

---------------

*  Less than 1%

(1) Beneficial ownership reflects sole voting and investment power unless otherwise noted.

(2) The amount reported includes 51,403 shares owned by Kaufman-Barrow Properties, a general partnership. Mr. Kaufman is the father of Jeffrey
         V. Kaufman.

(3) The amount reported includes 51,403 shares owned by Kaufman-Barrow Properties, a general partnership, and 13,500 shares subject to options held by Mr. Barrow that are exercisable within 60 days.

(4) The amount reported includes 1,045 and 11,750 shares owned by Mr. Kaufman's spouse and minor children, respectively, as to which he disclaims beneficial ownership. The amount reported also includes 18,750 shares subject to options that are exercisable within 60 days.

(5) The reported amounts for Mr. Beam and Mr. Byrne include 8,000 shares each and for Mr. Netterville, 10,000 shares, subject to options that are exercisable within 60 days.

(6) The amount reported includes 200,478 shares owned by the Joe Lee Griffin Family Limited Partnership, of which the late Mr. Griffin's daughters, Ms. Ginger G. Burkett, Ms. Gana G. Barrentine and Ms. Gari Griffin, are the general partners, each with shared voting and investment power, and of which the Estate is the limited partner. The amount reported also includes 60,000 shares owned by JLG Investments, Inc. of which the Estate is the controlling shareholder, and with respect to which the Mesdames Griffin also have shared voting and investment power, as well as an aggregate 15,000 shares owned by trusts of which they are beneficiaries.

(7) Dimensional Fund Advisors, Inc. a registered investment advisor, has sole voting power and sole dispositive power with respect to all 179,000 shares, which are owned by advisory clients of Dimensional Fund Advisors, Inc. This information is based upon Schedule 13G as filed by Dimensional Fund Advisors, Inc., with the Securities and Exchange Commission (the "Commission") on February 4, 2000.

(8) The amount reported includes an aggregate 59,750 shares subject to options that are exercisable within 60 days held by executive officers and directors included in the group.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         All of the Company's non-employee directors and nominees will be eligible to participate in the Non-Employee Directors Stock Purchase Plan, which is to be considered by the shareholders as proposal number 2 at this Annual Meeting. In addition, all non-employee directors and nominees will be eligible to participate in the Stock Option Plan for Non-Employee Directors, which is to be considered by the shareholders as proposal number 3 at this Annual Meeting. Mr. Barrow, Mr. Beam, Mr. Byrne and Mr. Netterville have each received a conditional grant of 6,000 options under the latter plan, subject to shareholders' approval, so that in the event that this plan is not approved by the shareholders, these grants will be void.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, six directors will be elected to hold office until their successors are elected and qualified. It is the intention of the persons named as proxies, or their substitutes, to vote for the election of the nominees listed below, unless and to the extent otherwise specified in any particular proxy. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board of Directors. Any vacancies that may occur during the year may be filled by an individual appointed by the Board of Directors to serve for the remainder of the term of any such director position. In accordance with the Company's bylaws and Delaware law, a shareholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for director or may withhold authority to vote for all nominees for director. Each director nominee receiving a plurality of the votes cast in person or by proxy at the meeting will be elected director. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee, and therefore will not affect the outcome of the election.

         None of the nominees for election as a director is proposed to be elected pursuant to any arrangement or understanding between the nominee and any other person or persons. All nominations for membership on the Board of Directors originated with the Board of Directors.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND NOMINEES

         The Company's bylaws provide for a minimum of three, and a maximum of seven directors. Since 1995 the Company has had seven directors. Mr. William S. Atherton, who served as a director since 1991, resigned in January 2000; that position has since remained vacant, and the Board of Directors has presently fixed the number of directors at six.

         All of the nominees are currently serving as directors. The following is a brief summary of each nominee's business experience during at least the past five years, unless otherwise indicated, and other directorships held.

ALAN V. KAUFMAN                                                                                 Director Since 1966


                  Mr. Kaufman, age 63, is one of the founders of Company.  He served as President of the
                  Company from its founding in 1966 until August 1995, and has been Chairman of the
                  Board since the inception of the Company. Mr. Kaufman is the father of Jeffrey V.
                  Kaufman.

ROBERT G. BARROW                                                                                Director since 1966

                  Mr. Barrow, age 64, co-founded the Company and was its Chief Financial Officer from
                  1966 through 1999, and has been Vice Chairman of the Board since February 1997. He was President and Chief Executive Officer of the Company from August 1995 to February
                  1997, and Executive Vice President from 1966 to 1996.

JAKE L. NETTERVILLE                                                                             Director since 1982

                  Mr. Netterville, age 62, is Chairman of Postlethwaite and Netterville, Certified Public
                  Accountants, of Baton Rouge, Louisiana.  In 1993 Mr. Netterville served as Chairman of the Board of Directors of the American Institute of Certified Public Accountants.  He is
                  also a director of Amedisys, Inc., Source Capital Corporation* and Catalyst Vidalia
                  Corporation.*

JEFFREY V. KAUFMAN                                                                              Director since 1995

                  Mr. Kaufman, age 39, has been President and Chief Executive Officer of the Company since June 1, 1998.  He has been employed by the Company since 1985, previously serving as Executive Vice President and Chief Operating Officer from 1995 until his appointment as President and Chief Executive Officer, as Senior Vice President and
                  National Operations Manager from 1993 to 1995, and as Regional Vice President, Central
                  Region, from 1987 to 1993.  Mr. Kaufman is the son of Alan V. Kaufman.

Aaron Beam, Jr.                                                                                 Director since 1998

                  Mr. Beam, age 56, was one of the founders of HealthSouth Corp.,* a provider of outpatient surgery and rehabilitative healthcare services, and served as its Executive Vice
                  President and Chief Financial Officer and a Director from 1984 until his retirement in
                  1997. He is also a Director of Ramsay Health Care Inc.* and Urocor, Inc.*

William M. Byrne                                                                                Director since 1998

                  Mr. Byrne, age 56, has been President and Chief Executive Officer since 1977 of The
                  Byrne Companies, a consulting firm specializing in human assessment and performance.
                  He is the author of the book Habits of Wealth and Chief Executive Officer of Vista
                  Publications, a newsletter publisher. He is the founder and Chief Executive Officer of
                  Taco John's of Iowa, the largest franchisee of that system, and in 1995 was the recipient of the National Leadership Award from Taco John's International. He is a member of the
                  Franchisee Advisory Council of the International Franchise Association.

---------------
(*) A company with a class of securities registered under the Securities Exchange Act of 1934 (the "Exchange Act").

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

         The Board of Directors held six meetings during the fiscal year ended July 1, 2000. All of the directors attended at least 75% of the Board and committee meetings, with the exception of Mr. Atherton, who resigned in January 2000.

         The Audit Committee of the Board of Directors presently consists of Mr. Netterville (chairman), Mr. Beam and Mr. Byrne. During the fiscal year, Mr. Byrne replaced Mr. William S. Atherton, who was a member of the Committee until his resignation in January. None of the members of the Committee is now or has been employed by the Company. The Audit Committee is charged with recommending to the Board of Directors the independent accountants to be selected as the Company's auditors; reviewing the audit plan, financial statements and audit results; reviewing with internal accounting officers and independent auditors the accounting practices and policies, and overall accounting and financial controls; and conducting an appropriate review of all related party transactions and potential conflict of interest situations. The Committee met three times during the 2000 fiscal year.

         The Compensation Committee of the Board of Directors presently consists of Mr. Byrne (chairman), Mr. Netterville and Mr. Beam. Mr. Beam was appointed during the fiscal year ended July 1, 2000, following Mr. Atherton's resignation. None of the Compensation Committee members is or has ever been employed by the Company. This committee held five meetings during fiscal 2000. The Compensation Committee acts as the Stock Option Plan Committee as set forth in the Company's Incentive Stock Option Plans, and in addition administers the Company's employee compensation and benefit plans, makes annual recommendations to the Board of Directors concerning compensation to executive officers, considers and makes recommendations with respect to executive compensation policies, and considers and acts upon such other related matters as the Board may direct or request.

EXECUTIVE COMPENSATION

         The following tables and charts set forth information with respect to benefits made available, and compensation paid or accrued, by the Company during the fiscal year ended July 1, 2000 for services by each of the persons serving as chief executive officer at any time during the 2000 fiscal year, and other executive officers of the Company who were serving as such at the end of fiscal 2000 and whose total salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                   Long-
                                                                                                   Term
                                                                                                Compensation
                                                               Annual Compensation                Awards(3)
                                                    ------------------------------------------  ------------
                                                                                 Other Annual                    All Other
Name and Principal Position            Year(1)        Salary          Bonus     Compensation(2)  Options(4)   Compensation(5)
-----------------------------------------------------------------------------------------------------------------------------------

Jeffrey V. Kaufman                      2000        $155,000           $-0-        $ 6,900         18,750        $16,639
President and Chief Executive           1999        $155,000           $-0-        $12,070            -0-        $ 9,091
Officer since June 1998 (6)             1998        $155,000           $-0-        $13,411         10,000        $ 9,091


Alan V. Kaufman                         2000        $106,250           $-0-        $ 7,200          5,000        $53,979
Chairman of the Board                   1999        $125,000           $-0-        $11,626            -0-        $53,979
                                        1998        $125,000           $-0-        $12,757            -0-        $53,979


Howard L. Cannon                        2000        $ 96,115        $18,000        $ 3,000         75,000        $ 5,256
Chief Operating Officer                 1999            N/A
                                        1998            N/A

--------------------------------

(1) Information is provided for the full fiscal year during which a person served in the named capacity for any portion of that year.

(2) The amounts shown in this column for the last fiscal year include the following perquisites or personal benefits which exceeded 25% of the total of such benefits reported for each such officer: automobile allowances of $6,900 to Jeffrey Kaufman, $7,200 to Alan Kaufman, and $3,000 to Howard Cannon.

(3) The Company has no restricted stock award plans and no long term incentive plans as those terms are defined by applicable rules of the Commission.

(4) The Company's Incentive Award Plan provides for grants of stock appreciation rights (SAR's) in tandem with options; however, no SAR's have been granted during the past three fiscal years.

(5) The amounts shown in this column for the last fiscal year include Company contributions to a defined contribution variable life insurance plan for management and administrative employees, in the amounts of $16,639 for Jeffrey Kaufman and $18,979 for Alan Kaufman. With respect to Alan Kaufman, the amount also includes $35,000 in dollar value of premiums paid by the Company for his benefit for split-dollar life insurance with respect to life insurance and to premium amounts unrelated to life insurance coverage. On termination of the insurance policy the beneficiary is obligated by contract to refund to the Company all premiums paid. For Mr. Cannon, the amount in this column consists of $5,256 in relocation expenses.

(6) Mr. Kaufman served as Executive Vice President and Chief Operating Officer prior to June 1, 1998.


                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information with respect to option grants during fiscal 2000 to the named executive officers.




                                            Percent of                                   Potential Realizable Value
                                              Total                                       at Assumed Annual Rates
                                             Options                                    of Stock Price Appreciation
                                            Granted to                                         For Option Term(5)
                                            Employees     Exercise                      ----------------------------
                              Options       in Fiscal      or Base     Expiration
           Name             Granted (1)     Year (3)       Price (4)       Date             5%            10%
--------------------------------------------------------------------------------------------------------------------
Jeffrey V. Kaufman          18,750 (2)          --          $1.12        12/31/02        $ 5,813        $12,750
                            85,000            17.1%         $1.15        02/01/05        $27,200        $59,500
Alan V. Kaufman              5,000              .8%         $1.27        02/01/05        $ 1,750        $ 4,000
Howard L. Cannon            75,000            12.3%         $1.15        02/01/05        $23,829        $40,029


(1) Except as otherwise noted, options become exercisable in 25% increments each year, beginning one year after grant, and expire 5 years after the grant date.

(2) These options, which are immediately exercisable and expire five years after the date of grant, were granted as replacements for twice as many (37,500) previously-outstanding options that were canceled. See the Report on Repricing of Options.

(3) Based on 608,250 options granted to all employees in the fiscal year ended July 1, 2000. This amount does not include options for 4,000 shares granted to non-employee directors during the fiscal year.

(4) Options are exercisable at fair market value on the date of grant. In the case of a person owning more than 10% of the Company's outstanding stock, the exercise price is 110% of fair market value on the date of grant.

(5) The dollar amounts set forth under these columns are the result of calculations at the 5% and 10% rates specified by the rules of the Commission; they are not intended to forecast future appreciation of the Company's stock price.

                       AGGREGATED OPTION EXERCISES IN LAST
                FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

         The following table provides information with respect to option exercises in fiscal 2000 by the named executive officers and the value of each such officer's unexercised options at July 1, 2000.

                                                                                           Value of Unexercised
                                                            Number of Unexercised              In-the-Money
                                                                 Options/SARs                  Options/SARs
                                                              at Fiscal Year End           at Fiscal Year End(1)
                                                         ---------------------------   ---------------------------
                            Shares Acquired    Value
        Name                  on Exercise     Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------------------------------------------------------------------- ---------------------------
Jeffrey V. Kaufman                -0-            -0-       18,750(2)      85,000           N/A            N/A

Alan V. Kaufman                   -0-            -0-          -0-          5,000           N/A            N/A

Howard L. Cannon                  -0-            -0-          -0-         75,000           N/A            N/A


(1) Based on $1.125 per share, the average of high and low sales prices reported by NASDAQ on June 30, 2000. The exercise price of all outstanding options is greater than the current price of the shares.

(2) These options, which are immediately exercisable and expire five years after the date of grant, were granted as replacements for twice as many (37,500) previously-outstanding options that were canceled. See the Report on Repricing of Options.

COMPENSATION OF DIRECTORS

         Four of the six present directors are not salaried employees of the Company. For their services in fiscal 2000 each non-employee director was paid a fee of $650 for each meeting of the Board of Directors and each committee meeting (if not held in conjunction with a Board meeting) attended.

         The four current non-employee directors also received grants of options for 1,000 shares each in fiscal 2000, pursuant to the Company's existing Stock Option Plan for Non-Employee Directors (the "Directors Option Plan"). The Directors Option Plan provides for the granting of stock options under a non-discretionary formula by which each non-employee director serving as such on August 1 of each year receives an option to purchase 1,000 shares of the Company's common stock. The options are immediately exercisable, at an exercise price equal to the fair market value of the common stock on the date of grant, and expire five years from the date of grant. The Directors Option Plan originally reserved 75,000 shares of the Company's common stock for issuance upon exercise of the non-qualified stock options. Directors are eligible to participate if they are not employed by the Company or its subsidiaries. Options for an aggregate of 8,000 shares (as adjusted) remained outstanding as of the 2000 fiscal year end, and no options granted under the Directors Option Plan have ever been exercised. The Directors Option Plan will automatically terminate in 2001, and proposal number 3 to be considered at this Annual Meeting, if approved by the shareholders, will replace the Directors Option Plan with a new stock option plan for non-employee directors; please see the full discussion later in this Proxy Statement.

         At this Annual Meeting, the shareholders will also consider a plan by which the non-employee directors may elect either to receive all or a portion of their fees for serving as directors in cash, or to have that amount applied to the purchase of Wall Street Deli, Inc. shares. Please see the full discussion of proposal number 2 in this Proxy Statement.

         Until January 2000, Mr. Barrow was an employee of the Company. For his service as Vice Chairman of the Board of Directors, and for continuing to provide significant assistance to management, Mr. Barrow has received certain medical reimbursement, and the Company has agreed to maintain certain life insurance coverage. Payments made to Mr. Barrow for medical reimbursement from January through July 1, 2000 aggregated $175.00. Mr. Alan's Kaufman's compensation as Chairman is included in the discussion of compensation for named executive officers. Also see the "Report on Executive Compensation" below.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

         In connection with Mr. Cannon's employment, the Company entered into an employment contract dated October 1, 1999, pursuant to which Mr. Cannon was hired as the senior vice president of operations. He was later appointed chief operating officer. The agreement is for a term of two years. Mr. Cannon's base annual salary under the contract for fiscal 2000 was $146,000. The base salary may be raised periodically at the discretion of the Compensation Committee, and he may also be entitled to cash bonuses at the discretion of the Company. See the "Compensation Committee Report on Executive Compensation" below. The contract with Mr. Cannon includes his agreement not to compete with the Company or solicit its employees for a period of one year following termination of employment.

         The purpose of the agreement is to assure that the Company will have the continued dedication of the executive to his duties without distraction arising from the possibility of a change in control of the Company, and therefore to maintain his focus on business performance and strategy execution. If his employment is terminated any time after October 1, 2000, as a result of a Change of Control, either by the Company (except for Cause, death or disability), or by Mr. Cannon (if there is no offer of comparable employment by the Company), he will be entitled to receive a lump sum cash payment equal to one and one-half times his annual base salary, plus the full amount of any quarterly bonus for the quarter in which the termination occurs, and continuation of health or insurance benefits for the remaining term of the contract.

         Additionally, in the event of a Change in Control, all outstanding stock options under his Stock Option Agreement dated February 1, 2000 (presently 75,000 shares) will become fully vested and immediately exercisable.

         A "Change in Control" under the agreement includes the occurrence of any of the following: (a) any person, entity or "group" (within the meaning of Rule 13d -3 of the Exchange Act (other than the Company or any employee benefit plan of the Company) has acquired beneficial ownership of thirty percent or more of the common stock or voting interest in the capital stock of the Company; (b) the approval the shareholders of a reorganization, merger or consolidation unless, following such reorganization, merger or consolidation (i) more than sixty percent of the outstanding stock and combined voting power is then beneficially owned by all or substantially all the same owners as immediately prior to such transaction; (ii) no individual or entity (other than the Company or an employee benefit plan or related trust of the Company) then beneficially owns twenty percent or more of the stock or combined voting power of the stock, unless such individual or entity beneficially owned twenty percent or more immediately prior to such transaction; and (iii) at least a majority of the members of the board of directors of the company resulting from such transaction were directors of the Company immediately prior to such transaction; (c) the approval by the shareholders of a sale or disposition of all or substantially all the assets of the Company, other than to another corporation in which, following such sale or disposition (i) more than sixty percent of the outstanding stock and combined voting power is then beneficially owned by all or substantially all the same owners as immediately prior to such transaction; (ii) no individual or entity (other than the Company or an employee benefit plan or related trust of the Company) then beneficially owns thirty percent or more of the stock or combined voting power of the stock, unless such individual or entity beneficially owned twenty percent or more immediately prior to such transaction; and (iii) at least a majority of the members of the board of directors of the company resulting from such transaction were directors of the Company immediately prior to such transaction; or (d) the approval by the shareholders of a complete liquidation or dissolution of the Company.

         If Mr. Cannon's employment is terminated as a result of his death or disability, or voluntarily by him in the event of his assignment to duties inconsistent with his position or of a material breach of the contract by the Company, he is entitled to a lump sum payment of an amount equal to six months of his base salary for the calendar year during which his employment is terminated. Termination by the Company for Cause as defined in the contract will entitle him in some instances to two months severance and in certain other instances to no payments beyond compensation and benefits then accrued.

         By action of the Board of Directors effective August 11, 2000, all compensation plans maintained by the Company pursuant to which equity based compensation is awarded or granted to participants subject to a vesting schedule, including the Incentive Award Plan, the Non-Qualified Stock Option Plan for Non- Employee Directors, and the Employee Stock Purchase Plan, now provide for immediate vesting of any awards or grants thereunder in the event the Company experiences a Change of Control. For this purpose, a "Change of Control" will occur when a person or group of affiliated or associated persons (other than the Company, any subsidiary of the Company, any employee benefit plan maintained by the Company, any of its subsidiaries or any trustee or fiduciary with respect to such plans acting in such capacity or any member of the Existing Control Group, as defined in the Company's Shareholder Rights Agreement) (an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 30% or more of the then outstanding shares of Company Common Stock, and (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the Company Common Stock from time to time outstanding.

                            10-YEAR OPTIONS REPRICING

         Shown below is information with respect to repricing of options held by any named executive officer.

                                                                                                        Length of
                                     Number of                                                          Original
                                     Securities     Market Price       Exercise                        Option Term
                                     Underlying      of Stock at       Price at                        Remaining
                                      Options         Time of          Time of            New          at Date of
                                    Repriced or     Repricing or     Repricing or       Exercise      Repricing or
        Name             Date       Amended (1)      Amendment      Amendment (2)      Price (3)        Amendment
---------------------------------------------------------------------------------------------------------------------
                                                                                                         13 months to
Jeffrey V.              2/1/00         18,750           $1.12           $4.84            $1.12              32 months
Kaufman

----------
(1) As a condition of repricing of outstanding options, optionees were required to take a 50% reduction in the number of outstanding options as of the date of repricing. As a result, 37,500 previously outstanding options held by Mr. Kaufman were canceled, and 18,750 were granted in substitution.

(2) Weighted average exercise price per share of 35,000 options outstanding as of December 15, 1999. The original exercise price of each option was the market price of the common stock of the Company on the original grant date.

(3) The new exercise price of the amended option is the market price on the effective date of the repricing.

See the discussion below, "Report on Repricing of Options."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Board of Directors during fiscal 2000 were Messrs. William M. Byrne, Jake L. Netterville, and Aaron Beam, Jr. none of whom is or has been an employee of the Company. Mr. William S. Atherton also served as a member of the Compensation Committee until his resignation from the Board in January 2000, and Mr. Beam filled that vacancy during the remainder of the fiscal year. During the first quarter of fiscal 2000, the Company retained the services of The Byrne Companies, a company of which Mr. Byrne is president and chief executive officer, to assist the Company in creating a business and strategic plan for future growth. The Byrne Companies is a consulting firm specializing in human assessment and performance. Mr. Alan Kaufman and Mr. Robert Barrow, presently Chairman and Vice Chairman of the Board, respectively, have formerly served as chief executive officer of the Company, and both Mr. Kaufman and Mr. Barrow, as well as Mr. Jeffrey Kaufman, the current chief executive officer, have participated in deliberations concerning executive officer compensation, and continue to make recommendations to and are consulted by the Committee.

REPORT ON REPRICING OF OPTIONS

         One of the results of the strategic planning process undertaken by the Company during the first quarter of fiscal year 2000 was a number of recommendations relating to assessment and improvement of the Company's human resources. Based upon the recommendations received by the Compensation Committee, as well as the Committee's own perception, regarding the pressing need for motivating employees toward rebuilding shareholder value, the Committee recommended an aggressive effort to maximize the use of incentive stock options.

         One element of that effort was the adoption of the Company's new Incentive Award Plan, as approved by the shareholders at the 1999 annual meeting. The other main element was the Committee's recommendation, and the Board of Directors' subsequent approval, that all the then 69,800 incentive stock options, the exercise prices of which ranged from $4.00 to $11.88, should be repriced at the then-current market value, provided that the option holders agreed to a fifty percent reduction in the number of shares subject to their options. All of the 13 employees holding outstanding options agreed to the reduction by half in the number of their options as a condition to the repricing.

         In lengthy deliberations, the Committee and the Board of Directors carefully considered the fairness of the repricing to other shareholders who have suffered diminution in the value of their shares. It was the view of the Committee that the need to retain and encourage employees and build morale, and to do so with non-cash incentives as much as possible, would best serve the long-term interests of all the shareholders of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is composed of directors who have never been employed by the Company, and is charged with consideration of and action on matters concerning compensation to executive officers. In addition, this Committee administers the Company's Incentive Stock Option Plan.

COMPENSATION POLICIES

         The Company's general approach to executive compensation has always been intended to attract, retain and motivate management employees and to enhance the profitability of the Company and, in so doing, to enhance value for its shareholders. To that end, the structure of the Company's executive compensation has long been reflective of the principle that the compensation of executive officers should be competitive with compensation of senior executives at comparable companies, and that a meaningful portion of the compensation received should be closely tied to the performance of the Company and, in certain instances, to the achievement of individual goals. By specifically linking pay and performance, it is the intent of the Company to provide direct incentives for the Company's financial success and the creation of incremental stockholder value. In keeping with these general objectives, the key components of compensation for the named executive officers have for a number of years consisted of annual compensation provided by base salary and annual performance bonuses, and long-term compensation provided by stock options.

         The Committee and the Board are deeply concerned with the Company's performance, and are acutely aware of the necessity, as well as the difficulty, of achieving a balance between the vital need to attract, retain and motivate qualified management and other personnel, on the one hand, and the requirement of stringent cost containment efforts, on the other. All decisions regarding executive compensation during fiscal 2000 have been made with careful regard to both elements.

         Members of the Committee, particularly those members with direct experience in the restaurant and quick-service food industry, believe they have a general awareness of pay practices among companies of roughly comparable size, complexity, and/or industry focus, but the Committee has not to date undertaken the expense of commissioning any studies or of formally reviewing specific information concerning compensation practices of other companies. As this is necessarily an imprecise basis for comparison, the Committee is unable to measure with any specificity the compensation paid by the Company against that paid by other companies. Solely on the basis of the Committee's general knowledge and experience, it is believed that the Company's compensation levels are generally commensurate with those of similar companies.

         The determination of base salaries for the named executive officers is a subjective process, which attempts to take into account individual responsibilities and performance, as well as the experience of the individual and the competitive marketplace for management talent, though no discrete relative weights or values are assigned to those elements. While base salary decisions have not been determined by reference to any specific criteria or factors related to corporate performance, the Committee has directly focused on the fact that the Company is in a highly competitive business and continues to operate in a difficult competitive environment, and thus notes that reviews and decisions with respect to executive compensation must be made in light of other Company policies that are designed to improve operating performance and control costs. In light of other management changes and corporate cost control efforts, Mr. Robert Barrow voluntarily ceased his annual salary of $125,000, effective January 31, 2000. This followed his reduction from $208,000 to $125,000 at the beginning of the third fiscal quarter of 1998. Similarly, Mr. Alan Kaufman agreed to reduce his annual base salary from $125,000 to $106,000. Mr. Cannon, the other named executive officer, joined the Company in fiscal 2000. His current base salary is approximately 4% higher than that of his predecessor.

         Annual Performance Bonuses. In fiscal 2000, the Company's formula for annual performance bonuses was, as in the past several years, based upon the achievement of net pre-tax earnings for the entire year. The bonus program provided that all corporate officers and management personnel, including the chief executive officer and other executive officers (except Mr. Alan Kaufman, who did not participate), would participate in a bonus pool consisting of a specified percentage of net annual pre-tax earnings. The bonus pool was comprised of five per cent of profits up to a fixed dollar amount, after which the percentage could increase as profits attained further specified dollar levels. Based upon financial results for fiscal 2000, no bonuses were paid under this program. In addition to the performance bonus program, however, certain discretionary bonuses were awarded; among the named executive officers, this included Mr. Cannon, who received quarterly bonuses aggregating $18,000.

         Stock Options. Stock options are granted by the Committee to employees, including executive officers, based upon management's recommendations and the Committee's subjective evaluation of employees' general overall performance and contribution, and upon their relative rank within the Company. No specific performance criteria are considered, and there is no fixed formula for differentiating among different levels of responsibility within the Company or for otherwise determining the number of options granted to an individual or to all employees in the aggregate. The Committee's approach to long-term incentives provided by stock options has been a flexible one, in which the effort is to attract and retain able key employees by giving them an opportunity for stock ownership.

         As discussed above in the Report on Repricing of Options, the Committee is persuaded that present conditions favor an aggressive effort to use non-cash incentives to the fullest extent practical and reasonable, in an effort to rebuild and improve shareholder value while working to conserve the Company's cash and human resources. To this end, the Committee made option grants during fiscal 2000 in amounts significantly larger than the Company's employees have ever before received. Of a total of 608,250 incentive stock options granted to all employees this past year, Mr. Jeffrey Kaufman, the Chief Executive Officer, and Mr. Cannon, the Chief Operating Officer, received options for 85,000 and 75,000 shares, respectively.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         At his request, Mr. Jeffrey Kaufman's base salary for the year remained at $155,000. While the Committee concurs with Mr. Kaufman's request, in light of the operational improvement and cost containment challenges presently facing the Company, the Committee also believes it appropriate to observe that the chief executive officer's present salary is approximately 15 to 25 percent less than salaries paid to the Company's previous chief executive officers during each of the prior eleven fiscal years. Under the Company's bonus compensation program as outlined in "Annual Performance Bonuses" above, no bonuses were awarded in fiscal 2000.

         All members of the Compensation Committee concur in this report to the shareholders.

                  William M. Byrne
                  Jake L. Netterville
                  Aaron Beam, Jr.

                                PERFORMANCE GRAPH

         The graph below sets forth Company's cumulative total stockholder return over the last five years compared to the NASDAQ Stock Market - U.S. and the Standard & Poor's Restaurants indexes. Stock price performance over the past five years is not necessarily indicative of future results.

                                                           Cumulative Total Return
                                               -----------------------------------------------------
                                                6/95     6/96      6/97     6/98     6/99      6/00

WALL STREET DELI, INC.                         100.00    68.57     45.71    49.29    35.71     13.22

NASDAQ STOCK MARKET (U.S.)                     100.00   128.39    156.15   205.58   296.02    437.30

S & P RESTAURANTS                              100.00   117.67    123.06   166.71   209.00    160.78

Assumes $100 invested in Wall Street Deli, Inc., NASDAQ Stock Market - U.S., and S&P Restaurants indexes on June 30, 1995.

Total return calculations assume annual dividend reinvestment. The Company has never paid a cash dividend.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         The information set forth in the following paragraph is based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Commission Rule 16a-3(e) during the fiscal year ended July 1, 2000, and Form 5 and amendments thereto furnished to the Company with respect to that fiscal year, if any, and written representations received by the Company.

         Of those persons who, at any time during the fiscal year ended July 1, 2000, were directors, executive officers, or beneficial owners of more than 10 percent of the Company's outstanding stock, the following persons failed to file, on a timely basis, as disclosed in the above forms, reports required by
Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years: Mr. Jeffrey Kaufman, Mr. Alan Kaufman, Mr. Cannon and Mr. Sandeman each filed one late report of one grant of options under the Company's Incentive Award Plan.

                               PROPOSAL NUMBER 2:
           APPROVAL OF THE NON-EMPLOYEE DIRECTORS STOCK PURCHASE PLAN

         The shareholders are asked to approve the Wall Street Deli, Inc., Non-Employee Directors Stock Purchase Plan (the "Directors Stock Purchase Plan"). Under the Directors Stock Purchase Plan, directors who are not employed by the Company may elect to forgo all or a portion of their fees for serving as directors, and instead receive shares of the Company's common stock. The Board believes it is advisable to provide the Company's outside directors this additional means for purchasing stock, through a formula and mechanism by which participating directors have no discretion as to timing or price.

         Shares will be purchased by the Company on the open market and no new shares will be issued. The Plan will not occasion any cost to the Company, other than nominal administrative costs.

         Eligible Participants. Persons eligible to participate in the Directors Stock Purchase Plan are those members of the Company's Board of Directors who are not employed by the Company or any of its subsidiaries. Of the six incumbent directors, who are also the nominees for election at this Annual Meeting, four are not employees of Wall Street Deli, Inc. or its subsidiaries, and thus are eligible to participate.

         Advance Written Election; Purchase of Shares. Directors must make a written irrevocable election in advance of the dates on which the cash fees would become payable, and the Company will thereafter place an order to purchase shares in the open market on the first business day following each calendar quarter in which a participant has elected to forgo all or a portion of his fees payable for services to be performed during such quarter. Elections made prior to December 1, 2000, will become effective for fees payable beginning January 1, 2000. Thereafter, elections made prior to December 1 of each year will be effective for the calendar year beginning on the following January 1. The right to make this election is not transferable, except by will and laws of descent and distribution.

         Amendment and Termination. The Directors Stock Purchase Plan may be amended by the Board of Directors without shareholder approval, unless the proposed amendment, or the authority to make the amendment, would cause eligible directors to cease being "disinterested persons" for purposes of Rule 16b-3 of the Commission, or unless the proposed amendment otherwise requires shareholder approval under that Rule. In no circumstances may the Directors Stock Purchase Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code and rules thereunder. The Directors Stock Purchase Plan will automatically terminate on December 31, 2010, but may be amended or terminated at any time by the shareholders.

         New Benefits Under the Plan. The only benefit to participants in the Directors Stock Purchase Plan is the election to have some or all of their directors' fees applied to the purchase of Company shares, instead of receiving cash. Non-employee directors serving a full year will receive $650 for each board meeting attended and $650 for each committee meeting unless held in conjunction with a board meeting. The Board of Directors held six meetings during the past fiscal year; it is presently contemplated that the Board of Directors will hold at least as many in the current fiscal year, and that committee meetings will generally be scheduled to coincide with board meetings. Accordingly, it is estimated that each outside director could apply up to approximately $3,900 per year to the purchase of shares. On October 4, 2000, the closing price of the Company's shares was $0.625. If the Directors Stock Purchase Plan had been in effect during the fiscal 2000 year, and if each of the Company's outside directors who are presently eligible to participate had done so to the fullest extent possible during that time, the number of shares in lieu of cash directors fees that would have been available for purchase on behalf of participating outside directors would have been approximately 3,200 shares each, and approximately 12,800 shares in the aggregate.

         Recommendation. Management believes the Company is well-served by establishing an ongoing formal mechanism by which outside directors may acquire Company stock at market prices, and in lieu of cash fees. The Board of Directors therefore recommends a vote FOR proposal number 2.

                               PROPOSAL NUMBER 3:
            APPROVAL OF THE NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         The Board of Directors has adopted a new Non-Employee Directors Stock Option Plan (the "Directors Option Plan"), subject to the approval of shareholders at this Annual Meeting. This Plan is proposed as a replacement for the similar plan the Company has had in place since 1991 and which will expire automatically in 2001. The Board concurs in management's belief that the Directors Option Plan is an important tool for assisting the Company in its efforts to attract and retain qualified outside directors, particularly in light of the serious challenges facing the Company and its shareholders, and recognizing that the Company is not in a position to offer cash compensation to its outside directors commensurate with that offered by many companies.

         The Directors Option Plan provides an automatic, non-discretionary formula for grants of stock options to directors who are not employed by the Company. It is intended that the Directors Option Plan constitute a "formula award" plan within the meaning of Commission Rule 16b-3(c)(2)(ii) under the Exchange Act.

         Grant of Options. The proposed Directors Option Plan provides for an initial grant of options to purchase 6,000 shares of the Company's common stock to each non-employee director on the earlier of

(i) thirty days after the adoption of the Directors Option Plan by the Board of Directors or (ii) the date a person first becomes a director. Each of the non-employee directors presently in office, all of whom are nominees for election, has been conditionally granted options under the Directors Option Plan, subject to approval of the Directors Option Plan by the shareholders of the Company at this Annual Meeting. Future outside directors will automatically be granted 6,000 options on the date each first becomes a director. In addition, the Directors Option Plan provides for automatic annual grants of 5,000 options to each of the non-employee directors.

         Shares Available for Issuance. The Directors Option Plan reserves 200,000 shares of the Company's common stock for issuance upon exercise of the stock options. The number of shares subject to options and the exercise prices are subject to adjustment in the event of changes in the outstanding stock of the Company by reason of stock dividends, recapitalizations, stock splits, combinations, exchanges of shares and upon similar events. If any option granted expires or terminates for any reason without having been exercised in full, the unpurchased shares become available again for purposes of the Directors Option Plan.

         Eligible Persons. Directors of the Company are eligible to participate in the Directors Option Plan if they are not employed by the Company or its subsidiaries. Presently there are four non-employee members of the Board of Directors.

         Exercise Price and Payment on Exercise. The exercise price for each option granted pursuant to the Directors Option Plan is 100% of the fair market value of the Company's common stock on the date of the grant of the option, based on the average of the highest and lowest selling prices quoted on NASDAQ on that date. Full payment for the stock purchased upon the exercise of an option must be made at the time of exercise, and may be made in cash or by tendering shares already owned by the optionee, valued for this purpose at the then current fair market value.

         Term of Options and Exercisability. The term of each option granted under the Directors Option Plan will be five years from the date of grant. Options are exercisable immediately upon grant in whole or in part. However, in order to facilitate compliance with the exemption afforded by Commission Rule 16b-3, option agreements may prohibit exercise of the options during the first six months after the date of grant.

         Non-Transferability. Options granted under the Directors Option Plan are not transferable or assignable otherwise than by will or the laws of descent and distribution upon the death of the optionee. During the lifetime of an option holder, an option is exercisable only by the optionee or, in the event of his or her legal disability, by his or her legal representative.

         Plan Administration. The Directors Option Plan will be administered by the Compensation Committee. The Committee has authority to establish rules and regulations for, and make determinations and interpretations regarding, the Plan and options granted thereunder, subject to the terms and provisions of the Plan.

         Amendment and Termination. The Directors Option Plan may be amended by the Board of Directors without shareholder approval, unless the proposed amendment would materially increase the benefits accruing to the participants, or would impair the rights of an optionee (in which case the optionee's consent would be required). The Directors Option Plan will automatically terminate on December 31, 2010. In addition, the Board of Directors may terminate the plan at any time with respect to any shares for which options have not theretofore been granted.

         Tax Treatment. Options granted to directors will not qualify as "incentive stock options" under the Internal Revenue Code. A director who receives options under the Directors Option Plan will not recognize taxable income, for federal income tax purposes, upon the grant of an option. Upon exercise of a non-qualified option, the optionee will generally recognize taxable ordinary income to the extent that the fair market value of the shares on the date of exercise exceeds the option price. The Company will generally be allowed a tax deduction equal to the amount of ordinary income recognized by an optionee upon exercise of an option.

         New Plan Benefits. Each of the current directors and nominees who are not employed by the Company will be eligible to participate in the Directors Option Plan. None of the executive officers or any other employees of the Company may participate. The following table sets forth the benefits or amounts that will be received by or allocated to the current non-employee directors and nominees, individually and as a group:

                                New Plan Benefits
           Non-Qualified Stock Option Plan for Non-Employee Directors

                                               Number of Units (1)
                                            -------------------------
         Name and position                   Initial         Annual
                                             grant(2)        grants
        ---------------------------------------------      ----------
        Robert G. Barrow                       6,000          5,000
           Director and Nominee
        Aaron Beam, Jr.                        6,000          5,000
           Director and Nominee
        William M. Byrne                       6,000          5,000
           Director and Nominee
        Jake L. Netterville                    6,000          5,000
           Director and Nominee
                                           ---------       --------
        All Non-Employee
        Directors as a Group                  24,000         20,000
                                           ---------       --------

(1)      The dollar value of the options is not determinable.

(2) The initial grants shown in the foregoing table have been conditionally granted, subject to shareholder approval at this Annual Meeting. In the event shareholder approval is not received, these grants will lapse. The exercise price of all such conditional grants is $1.06, which was the fair market value of the Company's common stock on August 11, 2000, the date of grant. The closing price of the Company's common stock quoted by NASDAQ on October 4 was $0.625. If approved by the shareholders, the options will become exercisable on November 17, 2000, and will expire on November 17, 2005, if not sooner exercised.

         Recommendation. The Board of Directors expects that the Directors Option Plan will be a valuable incentive for the attraction and retention of quality non-employee directors and is therefore important to the Company's success, and recommends a vote FOR Proposal Number 3.

                                 PROPOSAL NO. 4:
                      RATIFICATION OF AUTHORIZATION FOR THE
           AUDIT COMMITTEE TO SELECT FISCAL 2001 INDEPENDENT AUDITORS

         The Board of Directors has authorized the Audit Committee to select the Company's independent auditors for the fiscal year ending June 30, 2001, subject to approval by the shareholders at the Annual Meeting. BDO Seidman, LLP, Certified Public Accountants, served as the Company's independent auditors for the fiscal year ending July 1, 2000, and has performed this function for the Company since 1971. Representatives of BDO Seidman, LLP will be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to questions of shareholders.

         The Board of Directors of the Company recommends ratification of authorization for the Audit Committee to select the Company's independent auditors for the 2001 fiscal year. The affirmative vote of a majority of the votes cast at the meeting is necessary to approve this proposal.

         The Board of Directors recommends a vote FOR this proposal.

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

                             SHAREHOLDERS' PROPOSALS

         Any proposal which a shareholder expects to present at the next annual meeting to be held in the year 2001 must be received at the Company's principal executive office shown on the first page of this Proxy Statement not later than July 9, 2001, in order to be included in the proxy material for the 2001 meeting. All proposals must comply with Commission Rule 14a-8.

         THE ANNUAL REPORT OF THE COMPANY WHICH ACCOMPANIES THIS PROXY STATEMENT CONTAINS CERTAIN OF THE INFORMATION CONTAINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE 10-K WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO THOMAS J. SANDEMAN, CHIEF FINANCIAL OFFICER, WALL STREET DELI, INC., ONE INDEPENDENCE PLAZA, SUITE 100, BIRMINGHAM, ALABAMA 35209.


                                         By Order of the Board of Directors

                                   APPENDIX 1

                             TO PROXY STATEMENT FOR

          THE ANNUAL SHAREHOLDERS MEETING TO BE HELD NOVEMBER 17, 2000

                             WALL STREET DELI, INC.
                   NON-EMPLOYEE DIRECTORS STOCK PURCHASE PLAN

                    AS PROPOSED TO BE APPROVED AT THE MEETING

                             WALL STREET DELI, INC.

                             NON-EMPLOYEE DIRECTORS
                               STOCK PURCHASE PLAN

1.       PURPOSE

         This Wall Street Deli, Inc. Non-Employee Directors Stock Purchase Plan (the "Plan") is intended to enable Wall Street Deli, Inc. ("Wall Street Deli" or the "Company"), to attract and retain capable non-employee Directors to the service of the Company and to provide them with incentives to promote the best interests of the Company by enabling them and encouraging them to acquire shares of the Company's common stock, $0.05 par value (the "Shares").

2.       ADMINISTRATION

         The Plan shall be administered by a committee of the Board of Directors (the "Committee"), which shall consist of at least two members of the Board of Directors, and may consist of the Company's Compensation Committee. It is intended that this Plan shall constitute a "formula award" plan within the meaning of Rule 16b-3 (and Note 3 thereto) under the Securities Exchange Act of 1934, as amended (the "Act"); if for any reason it shall be determined that this Plan does not constitute a formula award plan, or if for any other reason the Board of Directors may consider it advisable, the Committee shall consist either
(i) solely of directors who are "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) under the Act; or (ii) the entire Board of Directors.

         The Committee shall have the authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders, and directors of the Company and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.       ELIGIBILITY

         The Directors eligible to participate in the Plan shall be those Directors of Wall Street Deli who are not employed by the Company or its subsidiaries. The Directors eligible to participate in the Plan are hereinafter referred to as "Eligible Directors." Eligible Directors electing to participate in the Plan are hereafter referred to as "Participants."

4.       ELECTION TO RECEIVE DIRECTORS FEES IN CASH OR SHARES

         (a) Grant. Without further action by the Board, the Committee or the stockholders of Wall Street Deli, each Eligible Director may elect to receive Shares pursuant to the formula set forth in (d) below by agreeing to forgo all or any portion of the Eligible Director's annual cash fees payable for the calendar year following the date of such election, but subject, to the provisions of (b) below.

         (b) Method of Election. A Participant who wishes to elect to receive one or more Shares in accordance with Section 4(a) shall deliver to the Secretary of the Company a written irrevocable election, in a form acceptable to the counsel to the Company, not later than December 1, 2000 with respect to annual cash fees payable after January 1, 2001 and December 1 of each year thereafter with respect to the annual cash fees payable for services in the fiscal year beginning on the day following the Saturday closest to December 31 thereafter (the Company=s second fiscal quarter end), specifying the amount (either in dollars or as a percentage) of such Participant's annual fees which he or she wishes to forgo. (If the date an election is due is not a business day, such election shall be due on the next business day immediately following such otherwise applicable date.) In the event that a Participant elects to forgo less than 100% of his or her annual retainer fees for a relevant year, such Participant may provide in his or her election that such foregoing retainer fees be applied to the acquisition of Shares pro rata in each calendar quarter or from the full amount of fees otherwise payable for each quarter until the full amount elected has been so applied.

         (c) Acquisition of Shares. On the first business day following the end of each calendar quarter with respect to which a Participant has elected to forgo all or a portion of his or her annual retainer fees payable for services to be performed during such calendar quarter ("Date of Acquisition"), the Company shall cause to be purchased in the open market, in the name of the Plan and on behalf of the respective Participants, the number of Shares determined in accordance with (d) below.

         (d) Number of Shares. The number of Shares to be received by a Participant as of each Date of Acquisition shall be equal to the number of whole Shares determined by the quotient of (i) and (ii) below, where (i) and (ii) are:

                  (i) the dollar amount of the annual cash fees being forgone with respect to services to be performed during the applicable quarter in accordance with an election under this
                  Section 4 to receive; and

                  (ii) one hundred percent (100%) of the average purchase price per Share, based on the total cost of all Shares acquired on behalf of all Participants with respect to such Date of Acquisition.

         If the above quotient produces a fractional Share, the Participant shall receive the cash value of such factional Share, instead of receiving such fractional Share.

5.       NONTRANSFERABILITY OF AWARDS

         No right to make elections under this Plan (an "Award") shall be transferable by the Participant otherwise than by will or under the applicable laws of descent and distribution. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process contrary to the provisions hereof, such Award shall immediately become null and void.

6.       RIGHTS AS A STOCKHOLDER

         A Participant shall have no rights as a stockholder with respect to any Shares until he shall have become the holder of record of such Share(s), and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

7.       DETERMINATIONS

         Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Board or the Committee, as the case may be, shall be final and binding for all purposes and upon all persons, including, without limitation, Wall Street Deli, the directors, officers and other employees of Wall Street Deli and its subsidiaries, the Participants and their respective heirs, executors, administrators, personal representatives and other successors in interest.

8.       TERMINATION, AMENDMENT AND MODIFICATION

         (a) This Plan shall terminate at the close of business on December 31, 2010, unless sooner terminated pursuant to paragraph (b) below or by action of the stockholders of Wall Street Deli, provided, however, that Shares may be awarded after December 31, 2010 the extent that a Participant elected to receive such Shares prior to December 31, 2010. The Board at any time or from time to time may amend this Plan to effect (i) amendments necessary or desirable in order that this Plan shall conform to all applicable laws and regulations and
(ii) any other amendments deemed appropriate, provided that no such amendment may be made if either the authority to make such amendment or the amendment would cause the Eligible Directors to cease to be "non-employee directors" with regard to this Plan or any other stock option or other equity plan of Wall Street Deli for purposes of Rule 16b-3 (or any successor thereto). Notwithstanding the foregoing, (i) the provisions of the Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code and the rules thereunder and (ii) the Board may not effect any amendment that would require the approval of the stockholders of Wall Street Deli under Rule 16b-3 or the listing requirements of any stock exchange (if applicable to Wall Street Deli at the time such amendment is adopted or will be effective) unless such approval is obtained. This Plan may be amended or terminated at any time by the stockholders of Wall Street Deli.

         (b) Notwithstanding anything else in this Plan to the contrary, any action under this Plan subject to approval of the stockholders of Wall Street Deli shall terminate and be rendered void and without effect if such approval is not received by the next annual meeting of stockholders of Wall Street Deli following the date of the action giving rise to the need for such approval (of if such action occurs after the date the proxy materials for the next annual meeting of stockholders have been mailed to stockholders, by the second annual meeting of stockholders next following such action).

         (c) Except as provided in paragraph (b) above or as otherwise required by law, no termination, amendment or modification of this Plan may, without the consent of a Participant or the permitted transferee of a Participant, alter or impair the rights and obligations arising under any then outstanding.

9.       NON-EXCLUSIVITY

         Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of Wall Street Deli for approval shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific instances.

10.      GENERAL PROVISIONS

         (a) This Plan shall not impose any obligations on Wall Street Deli to retain any Participant as a director nor shall it impose any obligation on the part of any Participant to remain as a director of Wall Street Deli.

         (b) If the Board determines that the law so requires, the holder of Shares received hereunder shall, upon receipt thereof, execute and deliver to Wall Street Deli a written statement, in form satisfactory to Wall Street Deli, representing and warranting that he is purchasing or accepting the Shares then acquired for his own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion from counsel approved by Wall Street Deli as to the availability of such exemption.

         (c) Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between Wall Street Deli and any Participant, or any other persons. Any reserves that may be established by Wall Street Deli in connection with this Plan shall continue to be part of the general funds of Wall Street Deli, and no individual or entity other than Wall Street Deli shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from Wall Street Deli pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of Wall Street Deli.

11.      LISTING AND REGISTRATION OF SHARES AND RELATED MATTERS

         If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided, for, free of any conditions not acceptable to the Board.

12.      WITHHOLDING TAXES

         The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of the issuance of Shares under this Plan, including requiring a Participant to reimburse the Company for any taxes required to be withheld or otherwise deducted and paid by the Company. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Board may prescribe.

13.      INDEMNIFICATION AND EXCULPATION

                  (a) Each person who is or shall have been a member of the Board of Directors or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

                  (b) Each member of the Board of Directors or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished in connection with the administration of this Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee, or an officer or employee of the Company be liable for any determination made or other action taken or any omission to act in reliance upon any such information or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

14.      PRONOUNS; HEADINGS

         Wherever any words are used in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Headings used herein are for general information only and do not constitute part of the Plan.

15.      SEVERABILITY OF PROVISIONS

         If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

16.      SHAREHOLDER APPROVAL; EFFECTIVE DATE

         This Plan is subject to the approval of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with applicable laws of the State of Delaware. This Plan shall become effective November 17, 2000 subject to such shareholder approval obtained within 12 twelve months thereafter.

17.      SAVINGS CLAUSE

         Any provision of this Plan which, if given effect, would disqualify any Share awarded hereunder from exemption from the operation of '16(b) of the Securities Exchange Act of 1934 shall be null and void and of no effect, and any such provision shall be deemed not to be a part of this Plan for purposes of construction hereof.

                          ----------------------------

                                   APPENDIX 2

                             TO PROXY STATEMENT FOR

          THE ANNUAL SHAREHOLDERS MEETING TO BE HELD NOVEMBER 17, 2000

                             WALL STREET DELI, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                    AS PROPOSED TO BE APPROVED AT THE MEETING

                             WALL STREET DELI, INC.
                             2000 STOCK OPTION PLAN
                             NON-EMPLOYEE DIRECTORS


1.       PURPOSE

         This Stock Option Plan for Non-Employee Directors (the "Plan") is intended to enable Wall Street Deli, Inc., a Delaware corporation (the "Company"), to attract and retain capable non-employee Directors to the service of the Company and to provide them with incentives to promote the best interests of the Company by enabling them and encouraging them, through the grant of non-qualified stock options, to acquire Company stock. Options to acquire Common Stock under this Plan are sometimes hereinafter referred to individually as an "Option" and, collectively as the "Options."

2.       ADMINISTRATION

         The Plan shall be administered by a committee of the Board of Directors (the "Committee"), which shall consist of at least two members of the Board of Directors, and may consist of the Company's Compensation Committee. It is intended that this Plan shall constitute a "formula award" plan within the meaning of Rule 16b-3 (and Note 3 thereto) under the Securities Exchange Act of 1934, as amended (the "Act"); if for any reason it shall be determined that this Plan does not constitute a formula award plan, or if for any other reason the Board of Directors may consider it advisable, the Committee shall consist either
(i) solely of directors who are "non-employee directors" within the meaning of Rule 16b-3(b)(3)(i) under the Act; or (ii) the entire Board of Directors.

         The Committee shall have the authority to establish, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to make such determinations and interpretations under or in connection with the Plan and the Options granted hereunder as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders, and directors of the Company and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

3.       ELIGIBILITY

         The Directors eligible to participate in the Plan shall be those Directors of the Company who are not employees of the Company or its subsidiaries. For purposes of determining eligibility for participation in this Plan, Directors shall not be considered as employees solely by virtue of the performance of services pursuant to contract or other agreement on an interim, occasional or otherwise non-full time basis which does not result in such Director's direct or indirect receipt of annual compensation from the Company or its subsidiaries of $60,000 or more. The Directors eligible to receive options under the Plan are hereinafter referred to as "Eligible Directors."

4.       STOCK SUBJECT TO THE PLAN

         Subject to the provisions of Section 7 hereof, 200,000 shares of the Company's Common Stock, par value $.05 per share (the "Shares"), shall be available for the grant of Options under the Plan. Shares issuable under the Plan may be authorized but unissued Shares or reacquired Shares, as the Board shall determine.

         If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, the Shares subject to the unexercised portion of such Option shall be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

5.       GRANTS, TERMS AND CONDITIONS OF OPTIONS

         Each Eligible Director shall automatically be granted an Option to purchase 6,000 Shares on the first Initial Grant Date occurring on or after such Eligible Director first became a Director of the Company. An "Initial Grant Date" is either (a) thirty (30) days (or the first business day following the 30th day) after the date this Plan is adopted by the Board of Directors; or (b) the date on which an Eligible Director first became a Director of the Company.

         In addition, on August 1 of each year, commencing with August 1, 2001, or such other date as the Committee shall determine not less than six months in advance, each Eligible Director of the Company shall automatically be granted an Option to purchase 5,000 Shares.

         Options granted pursuant to this Plan shall be subject to the following terms and conditions, and such further terms and conditions as are not inconsistent with the provisions of this Plan, as determined by the Committee.

                  (a) PRICE. The option price per Share under each Option granted under the Plan shall be the Fair Market Value of the Shares on the date of grant of such Option. "Fair Market Value" means the average between the last reported highest and the lowest selling prices quoted on the NASDAQ System, or other principal exchange on which the Common Stock is traded, on the pertinent date.

                  (b) TERM. The duration of each Option shall be five (5) years from the date of grant (the "Expiration Date").

                  (c) EXERCISE AND PAYMENT. Each Option granted to each Optionee shall become immediately exercisable in whole or in part, subject to Section 5(h) hereafter. An Option shall be exercised in the manner set forth in the Option Agreement (as defined in Section 5(h) hereafter) relating thereto and payment in full for all shares being purchased at the time shall be made coincidentally therewith. Such payment shall be in United States dollars effected by means of cash, certified check or bank draft. Alternatively, such payment may be made, in whole or in part, in shares of Common Stock of the Company, including the withholding of a portion of the shares issuable upon exercise (a "cashless exercise") and any such shares so tendered in payment shall be valued for such purpose at the then Fair Market Value. The Company shall withhold a portion of the shares issuable on exercise, or accept delivery of shares, in payment of the Optionee's tax obligation with respect to such exercise, provided that this tax withholding right shall be exercisable only at the discretion of the Optionee, and is not discretionary on the part of the Company.

                  (d) DEATH OF OPTIONEE. If an Optionee dies prior to the Expiration Date of his Option, such Option may be exercised, by the Optionee's estate, personal representative or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his death, at any time prior to the earlier of (i) one (1) year following the date of the Optionee's death, or (ii) the Expiration Date of such Option.

                  (e) TRANSFERABILITY. No Option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, and during the lifetime of the Optionee, the Option shall be exercisable only by him, or in the event of his legal disability, by his legal representative.

                  (f) RIGHTS AS A SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the issuance of a stock certificate to him representing such Shares.

                  (g) SEQUENTIAL EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at the discretion of the Optionee without regard to the price or the date of grant of any other outstanding Option which was granted under this Plan or any other plan of the Company or a related corporation, or a predecessor of the Company or a related corporation before or after the granting of such Option to the same Optionee to purchase Shares, or to purchase stock in a corporation which (at the time of granting of such option) was a related corporation or to purchase stock in a predecessor corporation of the Company or a related corporation.

                  (h) OPTION AGREEMENT AND FURTHER CONDITIONS. As soon as practicable after the grant of an option, each Optionee shall enter into, and be bound by the terms of, a stock option agreement (the "Option Agreement") which shall state the exercise price of the Options granted, and such other terms and conditions as the Committee shall determine and as are not inconsistent with this Plan. It is specifically contemplated that, in order to facilitate compliance with Rule 16b-3 under the Act and notwithstanding the immediate exercisability set forth in Section 5(c) above, Option Agreements may delay exercisability until the expiration of six months after the date of grant, or may require such other holding period as may be necessary or desirable under federal securities or tax laws.

                  (i) WITHHOLDING. The obligation of the Company to deliver Shares upon the exercise of any Option shall be subject to any applicable federal, state and local tax withholding requirements.

                  (j) NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

6.       INVESTMENT PURPOSES

         Each Optionee, or his legal representative or beneficiaries, may be required to give satisfactory assurance that Shares acquired upon exercise of an Option are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly. Such Shares shall be transferable thereafter only if the proposed transfer is permissible under the Plan and the Option and if, in the opinion of counsel (who shall be satisfactory to the Company), such transfer shall at such time be in compliance with applicable securities laws.

7.       ADJUSTMENTS

         The number of shares and the option price for the shares covered by each outstanding Option shall all be proportionately adjusted for any increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of the issued shares of Common Stock or the payment of a stock dividend on Common Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. In the event of a change in the Company's presently authorized Common Stock which is limited to a change of all of its presently authorized shares with par value, or any change of the then authorized shares with par value into the same number of shares without par value, or any change of the then authorized shares with par value, the shares resulting from any such change shall be deemed to be Common Stock as defined in Section 4. In the event that the outstanding shares of Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation, whether or not the Company shall be the surviving corporation then, there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for issuance pursuant to this Plan but not yet covered by an Option the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Section 7, in the number or kind of shares then subject to an Option or Options and of the shares theretofore reserved for issuance pursuant to this Plan but not yet covered by an Option, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Plan and of each Option hereunder and each Stock Option Agreement hereunder entered into in accordance with this Plan. No adjustment or substitution provided for in this Section 7 shall require the Company to buy or sell a fractional share under any Stock Option Agreement, and the total substitution or adjustment with respect to each Stock Option Agreement hereunder shall be limited accordingly.

8.       TERMINATION, AMENDMENT OR DISCONTINUANCE OF THE PLAN

                  (a) TERMINATION. This Plan will terminate not later than December 31, 2010, and after that date no options may be granted hereunder. All Options outstanding at the time of termination of the Plan shall remain in effect until such Options have expired in accordance with their terms, have been terminated in accordance with the Plan, or have been terminated by mutual consent of the parties. The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted.

                  (b) AMENDMENT. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time, including, but not limited to, such modifications and amendments as shall be in the judgment of the Board or the Committee required to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934 as it now exists or may from time to time be amended and/or superseded, or to conform to any change in any law or regulation applicable thereto; provided, however that:

                           (i) no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee;

                           (ii) the Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued under the Plan (other than increase reflecting a stock dividend, stock split, share combination or similar change in capitalization of the Company), materially modify the requirements as to eligibility for receipt of Options under the Plan, or extend the term of the Plan without the approval of the shareholders of the Company; and

                           (iii) the Board of Directors may not amend this Plan more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or regulations thereunder.

9.       ABSENCE OF RIGHTS

         The granting of an Option to an Eligible Director shall confer no rights of any sort except such rights as are contained in this Plan and the Option Agreement.

10.      INDEMNIFICATION AND EXCULPATION

                  (a) Each person who is or shall have been a member of the Board of Directors or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

                  (b) Each member of the Board of Directors or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished in connection with the administration of this Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee, or an officer or employee of the Company be liable for any determination made or other action taken or any omission to act in reliance upon any such information or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

11.      APPLICATION OF PROCEEDS

         The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

12.      PRONOUNS; HEADINGS.

         Wherever any words are used in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Headings used herein are for general information only and do not constitute part of the Plan.

13.      SHAREHOLDER APPROVAL

         This Plan is subject to the approval of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with applicable laws of the State of Delaware.

14.      SAVINGS CLAUSE

         Any provision of this Plan which, if given effect, would disqualify any Option granted hereunder, or Shares issuable upon exercise thereof, from exemption from the operation of ss.16(b) of the Securities Exchange Act of 1934 shall be null and void and of no effect, and any such provision shall be deemed not to be a part of this Plan for purposes of construction hereof.



                              --------------------

                                     PROXY

                             WALL STREET DELI, INC.

           Proxy for Annual Meeting of Shareholders, November 17, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Alan V. Kaufman and Robert G. Barrow, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of the common stock of Wall Street Deli, Inc. (the Company) that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on November 17, 2000, and at any adjournment thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary below):

         Alan V. Kaufman, Robert G. Barrow, Jeffrey V. Kaufman, Aaron Beam, Jr., William M. Byrne, and Jake L. Netterville

         [ ]      FOR all nominees listed above     [ ] VOTE WITHHELD
                  (except as marked to the              to vote for all
                   contrary)                            nominees listed above

         (INSTRUCTION: TO WITHHOLD YOUR AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW:)

         -----------------------------------------------------------------------


2.       The proposal to approve the Non-Employee Directors Stock Purchase Plan.

         [ ] FOR                    [ ] AGAINST                      [ ] ABSTAIN


3.       The proposal to approve the Stock Option Plan for Non-Employee
         Directors.

         [ ] FOR                    [ ] AGAINST                      [ ] ABSTAIN


4. Ratification of authorization for the Audit Committee to select the Company's independent auditors.


         [ ] FOR                    [ ] AGAINST                      [ ] ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR items 1, 2, 3 and 4.



Dated                      , 2000
      ---------------------


Phone No.
          --------------------------------        ------------------------------
                                                  Signature of Stockholder


                                                  ------------------------------
                                                  Signature of Stockholder

Where stock is registered jointly in the names of two or more persons, ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please mark, sign, date, and return the proxy card promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.